                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                     / /  Confidential, for Use of the Commission Only
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               SUFFOLK BANCORP
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

                                SUFFOLK BANCORP
                              6 West Second Street
                           Riverhead, New York 11901

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                 March 15, 1995

To Shareholders of Suffolk Bancorp:

Notice is hereby given that the annual meeting of shareholders of Suffolk Bancorp, a New York corporation (the "Company"), will be held at the FOX HILL GOLF & COUNTRY CLUB, Oakleigh Avenue, Baiting Hollow, New York, on Tuesday, April 11, 1995 at 1:00 P.M. for the purpose of considering and voting upon the following matters:


1. The election of four directors to hold office for a term of three years, and one director to hold office for a term of one year, such terms to extend until their successors have been duly elected and qualified.


2. Amending the Certificate of Incorporation to increase the authorized shares of Common Stock from 7,500,000 to 37,500,000 and change the par value for each share of Common Stock from five dollars to one dollar.

3. The approval of the Board of Directors' selection of independent auditors for the year ending December 31, 1995.

4. Any other business which may be properly brought before the meeting or any adjournment thereof.

                                      By Order of the Board of Directors

                                      DOUGLAS IAN SHAW
                                      Corporate Secretary





PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS QUICKLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE EXERCISE OF THE PROXY AT THE MEETING BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY.

                                SUFFOLK BANCORP
                              6 West Second Street
                           Riverhead, New York 11901

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 11, 1995

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Suffolk Bancorp, a New York corporation (the "Company"), of proxies to be voted at the annual meeting of shareholders to be held at 1:00 P.M. on Tuesday, April 11, 1995 at the Fox Hill Golf & Country Club, Oakleigh Avenue, Baiting Hollow, New York. This proxy statement and the form of proxy are first being sent to shareholders on March 15, 1995. Any shareholder executing a proxy which is solicited hereby has the power to revoke it. Revocation may be made effective by giving written notice to the Secretary of the Company at any time prior to the exercise of the proxy.

     Proxies will be solicited by mail. They also may be solicited by directors, officers, and regular employees of the Company as well as those of The Suffolk County National Bank (the "Bank") and Island Computer Corporation of New York which are wholly owned subsidiaries of the Company, personally or by telephone or telegraph, but such persons will receive no additional compensation for such services. Copies of proxy material will be furnished to brokerage houses, fiduciaries, and custodians to be forwarded to the beneficial owners of the Company's common stock. The Company will bear all costs of soliciting proxies.

     As of March 3, 1995, there were 3,799,674 shares of common stock, $5.00 par value, of the Company outstanding. Only holders of record of such stock at the close of business on March 3, 1995 are entitled to notice of and to vote at the annual meeting. Each shareholder of record on that date is entitled to one vote for each share held.


SHAREHOLDER PROPOSALS

     Shareholder proposals to be considered for inclusion in the proxy statement and considered at the annual meeting must be submitted on a timely basis. Proposals for the 1996 annual shareholders' meeting must be received by the Company at its principal executive offices no later than November 10, 1995. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.


ITEM 1. ELECTION OF DIRECTORS AND INFORMATION WITH RESPECT TO DIRECTORS AND OFFICERS


     The first item to be acted upon at the meeting of shareholders is the election of five directors, four directors to hold office for three years, and one director to hold office for one year, and until their successors shall have been duly elected and qualified.


        The By-Laws of the Company provide that the total number of directors may be fixed by resolution of the Board of Directors. At present, the Board has fixed the number of directors at ten which include the two additional directorships created and filled until the annual meeting in 1995 by two directors formerly of Hamptons Bancshares, Inc. which was acquired by the Company on April 11, 1994. The By-Laws further provide that the directors shall be divided into three classes, as nearly equal as possible, with terms of office of each class expiring at the end of consecutive years.

        All proxies which are received by the Board of Directors conferring authority to so vote in the election of directors will be voted FOR the five nominees listed below. All proxies received will be voted in accordance with specific instructions contained therein. In the event any nominee declines or is unable to serve, it is intended that the proxies will be voted for a successor nominee designated by the Board of Directors. Each of the five nominees has consented to being named in this proxy statement and to serve if elected, and the Board of Directors knows of no reason to believe that any nominee will decline or be unable to serve, if elected. The other five members of the Board of Directors, who are listed below, are presently expected to continue to serve on the Board until their respective terms expire.

     The following information is provided with respect to the nominees for directors to be elected at this annual meeting of shareholders and the directors of the Company whose terms of office continue after this annual meeting of shareholders of the Company.

            NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE

                                                                                                                   Shares of
                                                                                                                Common Stock
                              Position                                                   Served As  Present            Owned
                              and Offices      Business Experience                        Director     Term  Beneficially at   % of
Name  1/                Age   With Company     During Past 5 Years 2/                        Since  Expires       3/3/95  4/  Class
===================================================================================================================================
NOMINEES FOR A TERM OF THREE YEARS:

Edgar F. Goodale        41    Director         President, Riverhead                           1989     1995            4,723   0.12%
                                               Building Supply, Inc.

J. Douglas Stark        63    Director         President, Stark Mobile Homes,                 1984     1995           38,205   1.00%
                                               Inc. (manufactured housing
                                               community)

Howard M. Finkelstein   64    Director         Partner, Smith, Finkelstein,                   1984     1995           26,294   0.69%
                                               Lundberg, Isler, and Yakaboski
                                               (attorneys and general counsel
                                               for the Bank) Director, Island
                                               Computer Corporation

John J. Raynor          46    Director         President, John J. Raynor P.E. &               1994     1995            3,968   0.10%
                                               L.S., P.C. (civil engineering/surveying)
                                               Director, Island Computer Corporation

NOMINEE FOR A TERM OF ONE YEAR:

Bruce Collins           64    Director         Superintendent of Public Works                 1994     1995            6,139   0.16%
                                               Village of East Hampton, New York

DIRECTORS CONTINUING IN OFFICE:

Joseph A. Deerkoski     60    Director         President, See Neefus, Inc.                    1987     1996           16,986   0.45%
                                               (general insurance)

Edward J. Merz          63    President,       President and Chief Executive                  1984     1996           11,961   0.31%
                              Chief Executive  Officer, The Suffolk County
                              Officer and      National Bank; Chairman & Director,
                              Director         Island Computer Corporation
                                               of New York, Inc.  3/

Hallock Luce 3rd        73    Director         Director, Lupton & Luce, Inc.                  1984     1997           47,292   1.24%
                                               (general insurance)

Raymond A. Mazgulski    71    Chairman and     Chairman, The Suffolk County                   1984     1997            8,007   0.21%
                              Director         National Bank

Peter Van de Wetering   63    Director         President, Van de Wetering                     1985     1997           19,009   0.50%
                                               Greenhouses (wholesale nursery)
===================================================================================================================================


1/ All of the nominees and all of the directors continuing in office are also directors of the Bank. Of the nominees and directors continuing in office, only Edward J. Merz has been, within the Company's last fiscal year, an executive officer of the Company.

2/ The business experience of each director during the past five years was that typical of a person engaged in the principal occupations for that period listed for each. Each of the directors has held the same or another executive position with the same employer during the past five years.

3/ Island Computer Corporation of New York, Inc. is a bank service corporation wholly owned by Suffolk Bancorp which supplies computer services to banks. Its Board of Directors consists of directors of Suffolk
   Bancorp and officers of The Suffolk County National Bank.

4/ Included are the following shares in which directors disclaim beneficial ownership: Joseph A. Deerkoski - 3,580 shares owned by Patricia B. Deerkoski, wife; Howard M. Finkelstein - 5,331 shares owned by Deonne C. Finkelstein, wife; J. Douglas Stark - 8,164 shares owned by Michele Stark, daughter, and 8,164 shares owned by Tracy Stark, daughter.

     The primary business of the Company is the operation of The Suffolk County National Bank. The directors of the Company met thirteen times during the fiscal year ended December 31, 1994, and its Audit Committee met three times. The Board of The Suffolk County National Bank met thirteen times, and its Personnel Committee met seven times in 1994. No director attended fewer than 75 percent of the meetings of the Board of the Company and its committees, or of the Bank and its committees.

     The Boards of the Company and the Bank have standing Audit and Personnel Committees composed as follows:

     The Audit Committee consists of Messrs. J. Douglas Stark, Hallock Luce 3rd, and John J. Raynor. This committee reviews the internal audit controls and procedures and the financial affairs of the Company and the Bank, and reports the results to the Board. Additionally, the committee reviews the certified examination prepared by the independent auditors who also provide certain tax preparation services.

     The Personnel Committee consists of Messrs. Hallock Luce 3rd, J. Douglas Stark, Joseph A. Deerkoski, and Howard M. Finkelstein. This committee, at least annually, reviews salaries, benefits and employment policies of the Company and the Bank and makes recommendations to the Board.

     The Company does not have a Nominating Committee.


COMPENSATION

REPORT OF THE PERSONNEL COMMITTEE


        The Company's Personnel Committee serves as its Compensation Committee. It consists of four non-employee Directors as well as the Chairman of the Board, Raymond A. Mazgulski, and President, Edward J. Merz. Members of the Bank's management staff attend Committee meetings regularly to furnish information regarding personnel policies and programs along with related costs. Management's presence on this Committee provides an integral component in the development and continuance of important benefit plans and appropriate compensation levels. Discussions held by the Committee with management in attendance insure that decisions affecting both shareholder return and Bank operations are made diligently. The Committee was established to review, at least annually, the salaries, benefits, and employment policies of the Bank and then make recommendations to the full Board.


COMPENSATION POLICY

     It is the Company's policy to compensate individuals at fair and competitive levels to encourage them to work to the benefit of our shareholders. It is to this end that the Company has established a program which links employees' remuneration to demonstrated and measurable performance goals. These goals are aligned with corporate philosophy and the annual business plan. The performance of an employee is reviewed individually. However, the individual's impact on overall corporate success is also weighed. Leadership, presence in community, and loyalty to the company are other factors. The Company continues to attract and maintain qualified staff. The Company, through the use of incentives, competitive salaries, and direct ownership, rewards these individuals for their on-going commitment to our shareholders. Management remains diligent in its pursuit of new and innovative ways to determine compensation.

COMPONENTS OF COMPENSATION

     The Committee examines annually three components of compensation: Base salary, Executive Incentive (Bonus), and Long Term incentive. The Company uses base salary ranges for all employees, with the exception of the President and Executive Vice Presidents. The ranges have been determined by regional salary surveys, industry guides, and regional economic conditions. Comparisons to compensation at similar companies are made regularly. Information gained from membership in regional banking organizations also permit valuable comparisons. The Company also participates in comparison surveys conducted by independent consulting firms which provide additional information in return. The second component of executive compensation is the Executive Officer Incentive Program (Bonus). This program rewards key individuals who have successfully contributed to the Company's profitability during the business year. Over the years, different methodologies have been employed to determine these awards. Recent methods have included a strict formula of net earnings, pro-rata by base salary and ratings matrices based on individual performance and position. The Company is investigating alternatives and has retained an outside consulting firm. Long-term Incentives in the form of stock options have been used in prior years. The Committee acknowledges the value of using such incentives as they tie the executives' interest to the shareholders'. Executive compensation, in general, is to provide the incentive to increase the net worth of the Company, and ultimately shareholder wealth.

The Committee will continue to consider this form of compensation for future discussions. It should also be noted that the Company has no long term contracts in effect for its Executive Officers other than such contracts as would become effective only if a change in control of the Company occurs.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     To assess the appropriate form and amount of compensation, the Committee evaluates the performance of the Company and the C.E.O.'s individual contribution to that performance. In evaluating the Company, the Committee considers return on stockholders' equity, return on assets, the quality and quantity of assets, operating efficiency, growth in earnings and earnings-per-share, and the market price of the Company's common stock. The C.E.O.'s individual performance is evaluated on the basis of the quality of oversight, and the development of strategy. The Company's operating results and market performance are compared quarterly to the commercial banking industry as a whole, all banking companies in the New York metropolitan area, all banking companies of similar size nationwide, and selected regional competitors. The C.E.O.'s compensation is compared annually to selected regional competitors operating in the state of New York. The Committee then makes an estimation in awarding base salary, cash bonus, and stock options.

CONCLUSION

     The Committee believes that the compensation awarded to the Company's senior executives is appropriate given the Company's performance and the performance of individual executives.

Submitted by:
Hallock Luce 3rd, Chairman of the Personnel Committee    J. Douglas Stark
Joseph A. Deerkoski                                      Howard M. Finkelstein


     The following table sets forth the cash compensation paid to the CEO and each of the four highest paid executive officers of the Company whose salary and bonus exceeded $100,000 as accrued for the fiscal year ended December 31, 1994.


                           SUMMARY COMPENSATION TABLE

                                                                                       Long Term Compensation
                                                                              ---------------------------------------
                                   Annual Compensation                            Awards      Payouts
- ---------------------------------------------------------------------------------------------------------------------------------
(a)                             (b)          (c)         (d)            (e)          (f)          (g)          (h)           (i)
                                                                              Restricted                                All Other
                                                               Other Annual        Stock     Options/         LTIP        Compen-
Name and                                  Salary       Bonus   Compensation     Award(s)         SARs      Payouts        sations
Principal Position             Year          ($)         ($)            ($)          ($)          (#)          ($)          ($) 1/
- ---------------------------------------------------------------------------------------------------------------------------------

Edward J. Merz,                1994     $247,000     $30,000         n/a             n/a          n/a          n/a         $1,847
President and                  1993      235,000      41,000         n/a             n/a        2,062          n/a            n/a
Chief Executive Officer        1992      228,700      40,641         n/a             n/a          n/a          n/a          6,636

Victor F. Bozuhoski, Jr.       1994     $132,000     $15,000         n/a             n/a          449          n/a         $1,400
Executive Vice-President,      1993      123,550      20,000         n/a             n/a        1,026          n/a            n/a
Treasurer,                     1992      115,850      20,350         n/a             n/a          n/a          n/a          4,122
and Chief Financial Officer

Ronald M. Krawczyk             1994     $130,000     $11,250         n/a             n/a          n/a          n/a         $  260
Executive Vice President

Augustus C. Weaver             1994     $113,619     $12,000         n/a             n/a          n/a          n/a            n/a
President, Island Computer     1993      109,200      15,000         n/a             n/a    1,091/264          n/a            n/a
                               1992      116,086      20,165         n/a             n/a          n/a          n/a            n/a

John F. Hanley                 1994     $108,501     $15,000         n/a             n/a          n/a          n/a         $  988
Senior Vice President          1993      100,276      20,000         n/a             n/a      936/417          n/a            n/a
                               1992       94,600      22,410         n/a             n/a          n/a          n/a            n/a
- -----------------------------------------------------------------------------------------------------------------------------------

1/ Includes (a) above-market or preferential earnings on deferred compensation, and (b) company contributions to 401(K) plan.

STOCK OPTION AND OTHER PLANS

         The Company has in effect two stock option plans for its employees and employees of its subsidiaries. The plans are an incentive stock option plan (the "Incentive Stock Option Plan") and a non-qualified stock option plan (the "Non-Qualified Plan"). Under the Plans, options to purchase up to 330,000 shares of Common Stock may be issued. As of March 3, 1995, options for 313,503 shares remain to be granted. No options were granted in 1994 to the person named in the summary compensation table.

         Under the Plans, key employees are granted options to purchase Common Stock of the Company at a price equal to the fair market value of the shares on the date that the option is granted. Almost all of the Company's 426 employees could qualify as key employees. The Personnel Committee of the Board of Directors determines the optionee, the number of shares covered by the options, and the exercise price of options granted under the Plans. When granted, options expire after a time determined by the Personnel Committee, but in no event longer than ten years, or on termination of the employment of the optionee unless the termination resulted from death, disability, or retirement. In those events, the option expires in two years, one year, and three months after termination of employment, respectively. The exercise price may be paid either in cash or by delivery of shares of the Company's Common Stock, valued at the market price. Optionees may also be given stock appreciation rights in connection with the option. The Personnel Committee may, in its discretion, establish provisions for the exercise of stock options different from those described in this paragraph. Copies of the Plans are available upon shareholder request.

         The following table details options and stock appreciation rights granted to executive officers.



                                   OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE
                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION/SAR VALUE

(a)                                   (b)                  (c)                     (d)                     (e)
                                                                                                      Value of
                                                                             Number of             Unexercised
                                                                           Unexercised            In-the-Money
                                                                       Options/SARs at         Options/SARs at
                                                                            FY-End (#)              FY-End ($)

                          Shares Acquired                 Value
Name                      on Exercise (#)           Realized ($)           Exercisable           Exercisable 1/
- ---------------------------------------------------------------------------------------------------------------
Edward J. Merz                         -0-                  -0-                     -0-                     -0-
Victor F. Bozuhoski, Jr.              449               $3,650.37                   -0-                     -0-
Ronald M. Krawczyk                     -0-                  -0-                     -0-                     -0-
Augustus C. Weaver                     -0-                  -0-                     -0-                     -0-
John F. Hanley                         -0-                  -0-                     -0-                     -0-
- ---------------------------------------------------------------------------------------------------------------

1/  Market value of underlying securities at year-end, minus the base price.

COMPENSATION PURSUANT TO PLANS

         The Company has a defined-benefit pension plan. It is the only form of contingent remuneration. It is non-contributory and is applicable to all officers and employees after one year of service and attainment of age 21. Annual Retirement Allowance is equal to 1 3/4 percent of Average Compensation times Creditable Service up to 35 years, plus 1 1/4 percent of Average Compensation times Creditable Service in excess of 35 years (up to 5 such years), less .49% of the Final Three Year Average Compensation (limited to Covered Compensation) times Creditable Service up to 35 years. "Average Compensation" is the average of compensation during the five consecutive years of employment affording the highest such average. "Covered Compensation" is the average of the Social Security taxable wage base for the 35 years ending with the year an individual attains Social Security Retirement Age. Vesting is 100% after five years of service from employment. The total pension plan expense for all officers and employees for 1994 was $462,881.

        In addition to the pension plan, the Company adopted a supplemental deferred compensation retirement benefit for Mr. Merz by establishing a trust which was funded by the transfer and surrender of a life insurance policy covering his life having a value of $91,810.99, and by three payments of $20,000 each in 1994, 1995 and 1996, which sums will purchase a variable retirement annuity.


         The table to the right presents the estimated retirement benefits payable under the Plan based on selected compensation amounts and years of service, after deducting Social Security Benefits.

                  APPROXIMATE ANNUAL RETIREMENT BENEFITS BASED
                  ON AVERAGE ANNUAL EARNINGS FOR HIGHEST FIVE
                               CONSECUTIVE YEARS

  Average      15 Years of        5 Years of       35 Years of
 Earnings          Service           Service           Service
- --------------------------------------------------------------
$  50,000         $ 11,455          $ 19,092          $ 26,729
  100,000           24,580            40,967            57,354
  150,000           37,750            62,842            87,979
  200,000           50,830            84,717           112,820
  228,860           58,406            97,344           112,820
  235,840           60,238           110,397           112,820
- --------------------------------------------------------------

         Only those directors who are also executive officers of the Company participate in the plan.

         The single plan maximum benefit limit under Internal Revenue Code
Section 415 as of January 1, 1994, $115,641 ($112,820 under the Normal Form of Payment for a Single Participant), is reflected in the benefits. The maximum annual compensation allowed under a qualified plan, $150,000 for 1994, is also reflected in the calculations.


Name of Officer                     Capacities In Which Served                          Years of Creditable Service
- -------------------------------------------------------------------------------------------------------------------
Edward J. Merz                      President and Chief Executive Officer                                        19

Victor F. Bozuhoski, Jr.            Executive Vice-President,                                                    29
                                    Treasurer, and Chief Financial Officer

Ronald M. Krawczyk                  Executive Vice President                                                     10

Augustus C. Weaver                  President, Island Computer                                                    8

John F. Hanley                      Senior Vice-President                                                        23

- -------------------------------------------------------------------------------------------------------------------

         Directors and executive officers of the Company and the Bank, who as a group total 17, beneficially own 197,865 shares of common stock which is 5.21 percent of the outstanding shares of common stock of the Company as of March 3, 1995.




                                     BENEFICIAL INTEREST OF EXECUTIVE OFFICERS


                                                               # of beneficially         % of total shares
Name                              Position Held                     owned shares               outstanding
- ----------------------------------------------------------------------------------------------------------
Edward J. Merz                    President,CEO and                       11,961                     0.31%
                                  Director

Victor F. Bozuhoski, Jr.          Executive Vice-President                 3,502                     0.09%
                                  Treasurer and CFO

Ronald M. Krawczyk                Executive Vice President                 6,291                     0.16%

Augustus C. Weaver                President, Island Computer                 604                     0.02%

John F. Hanley                    Senior Vice President                    2,523                     0.07%

- ----------------------------------------------------------------------------------------------------------

EMPLOYMENT CONTRACTS


         The Company has entered into agreements with ten employees, including Messrs. Merz, Bozuhoski, Krawczyk, Weaver, and Hanley. These agreements provide for certain benefits in the event of an involuntary termination of the employee within three years of a "change in control" of the Company or a voluntary termination by the employee within three years of a "change of control" if there has been a material change in the employee's salary, function, duties or responsibilities which causes the employee's position to be of less dignity, responsibility, importance, or scope than it was immediately prior to the "change of control," or if there is a significant change in geographic location of the employee's place of employment. Under the agreements, a "change of control" occurs if (i) any individual, entity or group acquires 25 percent or more of the Company's common stock or the outstanding voting securities of the Company; (ii) the existing directors of the Company and directors approved in the future by a majority of the existing directors and their approved successors ("Incumbent Directors") cease to comprise a majority of the directors of the Company; (iii) a reorganization, merger, or consolidation of the Company or sale or other disposition of all the Company's assets is consummated; or (iv) the shareholders of the Company approve its liquidation or dissolution. An acquisition by a corporation otherwise described in (i) above and the events described in (iii) above do not comprise a "change of control" when or if (a) the holders of 60 percent of the Company's common stock and voting securities own substantially the same proportion of common stock and voting securities of the corporation resulting from such event; (b) no person, entity, or group owns 25 percent or more of the common stock or voting securities of the resulting corporation except to the extent that such ownership existed prior to the event; and (c) a majority of the directors of the Board of the resulting corporation are currently Incumbent Directors or are Incumbent Directors at the time of action by the Board approving such event. After an "event of termination," pursuant to the agreement, an employee shall be entitled to a monthly payment in the amount of his or her monthly rate of salary immediately prior to such "event of termination" plus 1/12th of all bonuses paid to the employee in the 12 preceding months. In addition, the employee shall be entitled to receive the Company's health benefits during the benefit period. Such payments and benefits shall continue for up to 36 months. These payments and benefits will be reduced by the amount of salary and benefits the employee receives from other employment during the benefit period. The agreements are effective for any "change of control" taking place prior to January 1, 2000.


DIRECTORS' COMPENSATION


         With the exception of directors' fees described below, directors of the Company are not compensated in any way for their services. All directors of the Bank receive an annual fee of $15,000 for their services. All directors of the Bank, except Messrs. Mazgulski and Merz, also receive $750 per meeting of the Finance Committee and $600 per meeting of any other committee or Island
Computer Corporation of which each may be a member.


        The Company maintains a Directors' Deferred Compensation Plan, under which a director may defer receipt of 50% or 100% of all fees earned by him as a director of the Bank for five years or ten years or until retirement or age 70. During the deferred period, amounts deferred earned interest at 2% over the Bank's money market rate.



        Upon the merger of Hamptons Bancshares, Inc. into Suffolk Bancorp, the Company assumed the retirement plan for the directors of Hamptons Bancshares, Inc. which had been established in 1988, and covered ten directors who had served for at least seven consecutive years, including Messrs. Collins and Raynor. These directors, upon attaining age 70, will receive a benefit of $833.00 per month payable for 120 months, and for which the Company contributes the sum of $8,000.00 per month.


TRANSACTIONS WITH DIRECTORS, EXECUTIVE OFFICERS AND ASSOCIATES

         Some of the nominees, directors continuing in office, and executive officers of the Company, as well as members of their immediate families and the corporations, organizations, trusts, and other entities with which they are associated, are also customers of the Bank in the ordinary course of business, or are indebted to the Bank in respect to loans of $60,000 or more, and it is anticipated that such persons and their associates will continue to be customers of and indebted to the Bank in the future. All such loans, however, were made in the ordinary course of business, did not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unaffiliated persons. At present, none of these loans to nominees, directors, executive officers, or their associates is non-performing.

         Outside of normal customer relationships, none of the directors or officers of the Company or their associates currently maintains or has maintained within the past 12 months any significant business or personal relationship with the Company or the Bank other than such as arises by virtue of position or ownership interest in the Company or the Bank except for the following: The law firm of Smith, Finkelstein, Lundberg, Isler & Yakaboski, of which Director Finkelstein is a partner, has been employed by the Bank during the past fiscal year as general counsel and was paid $128,664. It is anticipated that the Bank will employ this law firm on a similar basis in the future. The insurance firm of See Neefus, Inc., in which Director Deerkoski has an equity interest, was paid $311,793 for insurance premiums on various commercial and liability policies.

PRINCIPAL SHAREHOLDERS OF THE COMPANY

         To the knowledge of the Company, the table below presents the total number of shares and percent beneficially owned by shareholders who own more than five percent of the Company's common stock as of March 3, 1995:

                                NAME AND ADDRESS                        AMOUNT AND NATURE              PERCENT
TITLE OF CLASS                 OF BENEFICIAL OWNER                   OF BENEFICIAL OWNERSHIP          OF CLASS
- --------------                 -------------------                   -----------------------          --------
Common Stock               Tweedy Browne Company L.P.                   211,636 (Direct)                5.57
                           52 Vanderbilt Avenue
                           New York, New York  10017


         The following table compares the total return to shareholders of Suffolk Bancorp with the NASDAQ Market Index, and a group of 173 national commercial banks, both of which Suffolk Bancorp is a part.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                AMONG SUFFOLK BANCORP, NASDAQ MARKET INDEX AND
             ONE-HUNDRED-SEVENTY-THREE NATIONAL COMMERCIAL BANKS*

COMPANY              1989     1990     1991     1992     1993     1994
SUFFOLK BANCORP      100      63.37    80.51   184.11   218.62   254.57
INDUSTRY INDEX       100      69.61   110.04   152.80   170.24   167.47
BROAD MARKET         100      81.12   104.14   105.16   126.14   132.44



                    ASSUMES $100 INVESTED ON JANUARY 1, 1990
                          ASSUMES DIVIDEND REINVESTED
                      FISCAL YEAR ENDING DECEMBER 31, 1994

ITEM 2.  STOCK INCREASE AND PAR VALUE REDUCTION

         The Company is presently authorized to issue 7,500,000 shares of its common stock of which 3,799,674 have actually been issued and are outstanding. Of the remaining authorized but unissued shares, the Company has reserved 93,929 shares for use under the dividend reinvestment plan and reserved 313,503 shares for the employee stock option plans adopted by the Company.

         The proposal to increase the number of authorized shares to 37,500,000 shares is being made to enable the Board of Directors of the Company to issue additional shares from time to time without further shareholder action. Among the possible purposes for which these additional shares would be available are the declaration and issuance of stock dividends, issuance in connection with acquisitions of other financial institutions or other companies or properties, issuance under stock option plans that may be adopted in the future, issuance in public or private offerings to raise additional capital and issuance under rights or warrants issued to existing shareholders under a plan to prevent future hostile takeovers of the Company. The Board of Directors has no present intention to issue shares but has given serious consideration to the declaration of stock dividends from time to time and may declare such stock dividends in the future although there is no assurance that it will do so. The Board of Directors currently intends to adopt a plan under which it would issue to existing shareholders rights to purchase additional shares at reduced prices in the event of an attempted takeover of the Company not approved in advance by the Board of Directors of the Company. The Board may consider adopting other anti-takeover plans involving the issuance of shares. Because the additional shares can be issued without further shareholder action, the increase in authorized shares would have the effect of deterring future tender offers or takeovers of the Company and, therefore, may be considered anti-takeover in nature. The change in par value will avoid payment of New York State stock issuance tax on the additional shares and will not affect the capital structure of the company except that stated capital will be reduced to one dollar par value for each issued share and the excess amount created by such reduction will be transferred to capital surplus. The affirmative vote of the holders of 70 percent of stock entitled to vote is required for approval. The Board of Directors recommends a vote FOR this proposal, which is item 2 on the proxy card.



ITEM 3.           APPROVAL OF INDEPENDENT AUDITORS

         KPMG Peat Marwick, Certified Public Accountants, were the auditors for the Company and the Bank for the year ended December 31, 1994 and the Board of Directors has selected them as auditors for the year ending December 31, 1995. A resolution will be presented to the meeting to approve the selection by the Board of Directors of said accountants as independent auditors. The auditors will report on the consolidated financial statements of the Company for the current fiscal year and perform such other non-audit services as may be required of them. A representative of KPMG Peat Marwick will be present at the shareholders meeting. This representative will have an opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions from the shareholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote is required for approval of the Board of Directors' selection of independent auditors for the year ending December 31, 1995. The Board of Directors recommends a vote FOR this proposal, which is Item 3 on the proxy card.

FILING OF S.E.C. REPORTS


         Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors, and persons who beneficially own more than 10 percent of the stock of the Company to file initial reports of ownership and reports of changes in ownership. Such persons are also required by S.E.C. regulations to furnish the Company with copies of these reports. Based solely on a review of the copies of such reports furnished to the Company, the Company believes that during 1994 its executive officers, directors, and greater than 10 percent beneficial owners complied with all applicable section 16(a) filing requirements except that Joseph A. Deerkoski was inadvertently late in filing a Form 4 for the purchase of 2,000 shares, and subsequently upon discovery of the error disclosed the transaction on an amended Form 5.


         Joseph A. Deerkoski (1)

OTHER MATTERS

         The Board of Directors of the Company is not aware of any other matters that may come before the meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the meeting.

Date: March 15, 1995

                                         By Order of the Board of Directors


                                         DOUGLAS IAN SHAW
                                         Corporate Secretary

                               SUFFOLK BANCORP

        PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS - APRIL 11, 1995
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Thomas E. Behringer, Jr. and Richard J.
Carey as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the matters shown on the reverse side in the manner directed, and upon any other matter which may properly come before the meeting, all the shares of common stock of Suffolk Bancorp held on record by the undersigned on March 3, 1995 at the annual meeting of shareholders to be held on April 11, 1995, or any adjournment thereof. The undersigned hereby revokes any proxy previously given.

                (continued and to be signed on reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

1. ELECTION OF DIRECTORS

To vote your shares for all director nominees, mark the "FOR" box. To withhold voting for all nominees, mark the "WITHHOLD" box. If you wish your shares voted "FOR" one or more nominees, but not all, mark the "EXCEPTION" box and enter the name(s) of the exception(s) in the space provided.


NOMINEES: Edgar F. Goodale, J. Douglas Stark, Howard M. Finkelstein,
          John J. Raynor for three years; and Bruce Collins for one year.


                       FOR          WITHHOLD      EXCEPTION(S)
                       / /             / /            / /

Exception(s):

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

2. PROPOSAL AMENDING THE CERTIFICATE OF INCORPORATION to increase authorized shares from 7,500,000 to 37,500,000 and change the par value for each share from five dollars to one dollar.

                        FOR           AGAINST         ABSTAIN
                        / /             / /             / /

3. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK as the independent public accountants of the Company.

                        FOR           AGAINST         ABSTAIN
                        / /             / /             / /

          NO OFFICER OR EMPLOYEE OF THE COMPANY MAY BE NAMED AS PROXY.

Please sign exactly as name appears on reverse side.

DATED:____________________________________,1995


- ------------------------------------------------
Signature

- ------------------------------------------------
Signature if held jointly

When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in partnership name by authorized person.

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY USING
                             THE ENCLOSED ENVELOPE.